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                                   EXHIBIT 24.1


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-
     97935, 33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) pertaining to employee benefit plans of Brown & Sharpe Manufacturing Company of our report dated February 5,1997, with respect to the consolidated financial statements and schedule of Brown & Sharpe Manufacturing Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                              ERNST & YOUNG LLP

     Providence, Rhode Island
     March 24, 1997